Exhibit 3.20

BY-LAWS OF

RHG FISH MARKET, INC.

Offices

The principal office shall be located at 500 International Parkway, Suite 100, Heathrow, Florida, 32746.

The Corporation may also have offices at such other places as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE I

SHAREHOLDERS’ MEETINGS

Section 1.

Annual Meeting of Shareholders

The annual meeting of the shareholders shall be held each year for the purpose of electing directors and for the transaction of such other business as may be brought before the meeting. The time and place of the meeting shall be as set forth by the Board of Directors. The terms of office of the directors shall continue until the election of their successors. It will be the duty of the Secretary to cause notice of each annual meeting to be delivered personally or by depositing it in the post office, properly addressed to each of the shareholders at their last known address, at least ten (10) days before such meeting. Any shareholder may waive notice of the meeting.

Section 2.

Special Meetings of Shareholders

Special meetings of the shareholders may be held whenever called in writing by vote of a majority of the Board of Directors or by any officer. Notice of all special shareholders’ meetings, other than adjourned meetings, shall be given in the manner prescribed for the annual shareholders’ meeting. Any shareholder may waive notice of the meeting. At every meeting of shareholders, a list of shareholders entitled to vote, arranged alphabetically and certified by the Secretary or by the agent of the corporation having charge of transfers of shares, showing the number and class of shares held by each such shareholder on the record date for the meeting, shall be produced on the request of any shareholder.

Section 3.

Quorum.

At any shareholders’ meeting, 51% of all of the shares of the Corporation present in person or represented by proxy, shall constitute a quorum for all purposes unless by law a larger representation is required, and in that case the percentage so prescribed by law. If the holders of stock necessary to constitute a quorum shall fail to attend in person or by proxy at an annual or special meeting, a majority of the shareholders present in person or by proxy may adjourn the meeting from time to time, without notice, other than by announcement at the meeting, until holders of stock sufficient to constitute a quorum, shall attend. At any such adjourned meeting, at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 4.

Voting.

At each meeting of shareholders, each shareholder shall be entitled to vote in person or by proxy, appointed by instrument in writing, signed by the shareholder or his authorized attorney and delivered to the Secretary of the meeting, and he shall have one vote for each share of stock standing registered in his name at the time of the closing of the transfer books for said meeting.

ARTICLE II DIRECTORS

Section 1.

Board of Directors.

The Board of Directors shall be elected by the shareholders at the annual meeting and shall hold office for one (1) year and until their successors are elected and qualified. No director need be a shareholder.

Section 2.	Place of Meetings. The meetings of the Board of Directors may be held at such place, whether in this state or elsewhere, as a majority of the directors may from time to time appoint.

Section 3.

Regular Meetings of the Board of Directors.

Regular meetings of the Board may be held with or without notice, at such places and time as shall be determined from time to time by Resolution of the Directors.

Section 4.

Special Meetings of the Board of Directors.

Special meetings of the Board of Directors shall be held whenever called by a majority in number of the directors or by any officer. The Secretary shall give notice of such special meeting by mailing same at least four (4) days before the meeting, addressed to the last known address of each director, or by telephoning, telegraphing, or giving personal notice at least one (1) day before the meeting. Any director may waive notice of a special meeting. Unless otherwise indicated in the notice, any and all business may be transacted at a special meeting. If the President and Secretary fail or refuse, or are unable to call a meeting when requested by any two directors, then the two directors may call the meeting on two days’ written notice given to each director.

Section 5.

Quorum for Meeting of the Board of Directors

A majority of the Board of Directors shall constitute a quorum, and the acts of a majority at a meeting having a quorum shall constitute the acts of the Board. A majority of those present may adjourn the meeting from time to time. If a quorum is present when the meeting is convened, the Directors present may continue to do business, taking action by vote of a majority of a quorum, until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum as fixed in Section 5 hereof, or the refusal of any director present to vote. Any action which may be taken at a meeting of the Board or any committee thereof, may be taken by a consent in writing signed by all of the directors and filed with the records of proceedings of the Board.

Section 6.

Election of Officers

At the first regular or special meeting of the new Board of Directors in each year, at which a quorum shall be present, held next after the annual meeting of the shareholders, the Board of Directors shall elect the officers of the Corporation.

Section 7.

Notices

Any written notice required or permitted by law, the Articles of Incorporation or the by-laws to be given to any shareholder or director shall be deemed to have been given to such shareholder or director if such notice is served upon such shareholder or director or if such notice is placed in the United States mail, postage prepaid, addressed to such shareholder or director at his last known address.

Whenever any notice is required to be given by law or the Articles of Incorporation, or the by-laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein shall be deemed equivalent thereto.

ARTICLE III OFFICERS

Section 1.

Officers

The officers shall be a President, a Secretary and a Treasurer, and such other officers as may be provided by the Board. Any two of the above named offices may be combined in one person. The officers shall hold office for one year and until their respective successors have been duly elected and qualified. However, any officer may be removed at any time by the affirmative vote of a majority of the Board of Directors.

Section 2.

Powers and Duties of the President.

The President shall be the chief executive officer of the Corporation. He shall preside at all shareholders’ and directors’ meetings, unless a Chairman of the Board has been selected and the Chairman chooses to preside at such meetings. The President shall have supervision of the business of the Corporation. He may sign and execute all contracts, bonds, and obligations of the Corporation. He, along with any other officer of the Corporation, shall sign the certificates of the shares of the capital stock of the Corporation. He shall do and perform such other acts as may be from time to time assigned to him by the Board.

Section 3.

Powers and Duties of the Secretary.

The Secretary shall keep the minutes of the meetings of the shareholders and the directors, and give notices of such meetings. He shall perform in general the duties incident to the office of Secretary, subject to the control of the Board, and shall perform such other duties as the Board may assign to him from time to time. He shall sign certificates of stock of the Corporation along with the President.

Section 4b.

Powers and Duties of the Treasurer.

The Treasurer shall perform, in general, the duties incident to the office of Treasurer subject to the control of the Board, and shall perform such other duties as the Board may assign to him from time to time. He may, along with the President, sign certificates of stock of the corporation.

ARTICLE IV STOCK IN OTHER CORPORATIONS

Unless otherwise ordered by the Board, the President, or a proxy appointed by the President, shall have full power on behalf of the Corporation to vote at any meeting of stockholders of any corporation in which this Corporation may hold stock, and exercise all rights and powers of such stock which the Corporation might have exercised if present. The Board may confer like powers upon any other person or persons.

ARTICLE V STOCK

Section 1.	Certificates of Shares. Each stockholder shall be entitled to a certificate signed by the President and any other officer. The form of certificate shall be adopted by the Board.

Section 2.	Transfer of Shares. Shares shall be transferred only on the books of the Corporation upon surrender and cancellation of certificates for a like number of shares.

Section 3.

Closing of Transfer Books.

The stock transfer books may be closed for a shareholders’ meeting, and for the payment of dividends during such periods as the Board may fix from time to time, and during such periods no stock shall be transferred.

Section 4.

Miscellaneous

The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed. Upon surrender to the Corporation or the transfer agent of the Corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

For the purpose of determining shareholders entitled to notice of and to vote at a meeting, or to receive a dividend, or to receive or exercise subscription or other rights, or to participate in a reclassification of stock, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a record date for determination of shareholders for such purpose, such date to be not more than sixty (60) days and, if fixed for the purpose of determining shareholders entitled to notice of and to vote at a meeting, not less than ten (10) days, prior to the date on which the action requiring the determination of shareholders is to be taken.

Except as otherwise provided by law, the Corporation, and its Directors, officers and agents, may recognize and treat a person registered on its records as the owner of shares, as the owner in fact thereof for all purposes, and as the person exclusively entitled to have and to exercise all rights and privileges incident to the ownership of such shares; and rights under this Section shall not be affected by any actual or constructive notice which the Corporation, or any of its directors, officers or agent, may have to the contrary.

ARTICLE VI

SIGNING OF CHECKS, ETC.

Checks or notes of this Corporation shall be signed by such officers or persons as the Board may from time to time designate.

ARTICLE VII

DIVIDENDS ON STOCK

Except as otherwise provided by law or the Articles of Incorporation, dividends upon the stock of the Corporation may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, or in property. The Board of Directors may create and abolish reserves out of earned surplus for any proper purposes. Earned surplus so reserved shall not be available for payment of dividends, purchase or redemption of shares, or transfer to capital surplus or stated capital.

ARTICLE VIII

CORPORATE SEAL

A seal with the words, RHG Fish Market, Inc., shall be the corporate seal of this Corporation.

ARTICLE IX

AMENDMENTS TO BY-LAWS

The Board of Directors shall have power to make, amend, and repeal the By-laws of the Corporation by vote of a majority of all of the directors at any regular or special meeting, without any prior notice of intention to make, amend, or repeal the By-laws. The Board of Directors shall notify the shareholders of any and all changes in the By-laws within thirty (30) days of such changes.

ARTICLE X

INDEMNIFICATION

(a)	The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another business, foreign or nonprofit corporation, partnership, joint venture or other enterprise against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided that in case of actions by or in the right of the Corporation, the indemnity shall be limited to expenses (including attorney’s fees and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expense of litigating the action to conclusion) actually and reasonably incurred in connection with the defense or settlement of such action and no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for willful or intentional misconduct in the performance of his duty to the Corporation unless and only to the extent that the court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b)	To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by him in connection therewith.

(c)	The indemnification hereunder (unless ordered by the court) shall be made by the Corporation only as authorized in a specific case upon a determination that the applicable standard of conduct has been met. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceedings, or (2) if such a quorum is not obtainable or a quorum of disinterested directors so directs, by independent legal counsel, or (3) by the shareholders.

(d)	The expenses incurred in defending such an action, suit or proceeding shall be paid by the Corporation in advance of the disposition thereof if authorized by the Board of Directors, without regard to whether participating members thereof are parties to such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized hereunder.

(e)	The indemnification and advancement of expenses provided hereunder shall not be deemed exclusive of any other rights to which one indemnified may be entitled, under any agreement or authorization of shareholders or directors, regardless of whether directors authorizing such indemnification are beneficiaries thereof, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his heirs and legal representatives. However, no such other indemnification measure shall permit indemnification of any person for the results of such person’s willful or intentional misconduct.

(f)	The Corporation may procure insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another business, nonprofit or foreign corporation, partnership, joint venture or other enterprise against any liability asserted against or incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the Business Corporation Law of Louisiana.

(g)	The extent of and limitations on indemnification provided in this Article X are intended to grant indemnification to the broadest extent allowed under the Business Corporation Law of Louisiana. If the Louisiana Business Corporation Law is hereinafter amended to change the circumstances under which indemnification may be afforded the directors, officers, employees, or agents of the Corporation, then the By-laws are intended and shall be interpreted to extend the circumstances under which indemnification is conferred hereunder to the fullest extent allowed by the Louisiana Business Corporation Law as so amended from time to time. Neither the amendment nor repeal of this By-law, nor the adoption of any By-law inconsistent with this By-law, shall eliminate or reduce the effect of this Article, in respect of any matter occurring, or any cause of action, suit or claim accruing or arising prior to such amendment, repeal or adoption of an inconsistent provision.